Exhibit 10.2

MANAGEMENT PRESENTATION JULY 2019

Certain of the statements made and information contained in this presentation may contain forward - looking information within the meaning of applicable United States securities laws . Such statements are based on good faith assumptions that Magellan Gold Corporation believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward - looking statements . Factors that could cause actual results to differ from those anticipated are discussed in Magellan Gold Corporation’s periodic filings with the Securities and Exchange Commission . Cautionary Note to U . S . Investors : The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can legally extract or produce . Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves . We use certain terms in this presentation, such as “resources”, “geologic resources”, ”measured”, ”indicated” and “inferred”, that the SEC guidelines strictly prohibit us from including in our filings with the SEC . U . S . investors are urged to consider closely the disclosure in our latest Form 10 - K and other reports filed with the SEC . You can review and obtain copies of these filings from the SEC’s website at http : //www . sec . gov/edgar . shtml . 2 OTCQB: MAGE WWW.MAGELLANGOLDCORP.COM FORWARD LOOKING STATEMENT

OVERVIEW □ Magellan Gold Corporation (OTCQB : MAGE) is a US public enterprise focused on exploration and development of gold and silver mines . □ Magellan has an experienced management team capable of successfully executing the Company’s goals . □ Magellan has completed acquisition of the operational SDA Processing Plant ; located in San Dieguito de Ariba, in the State of Nayarit, Mexico . □ Magellan controls two resources : a silver resource in Arizona, and a gold - silver resource in Nayarit, Mexico . □ Magellan is developing plans to start production from the El Dorado gold - silver resource that is in the state of Nayarit, using the SDA plant to process the extracted ore . 3 OTCQB: MAGE WWW.MAGELLANGOLDCORP.COM

VISION 4 OTCQB: MAGE WWW.MAGELLANGOLDCORP.COM • To gain entry level precious metal production in the first half of 2020 • To Develop a Multi - Million Ounce Precious Metals Portfolio by the end of 2020 STRATEGY • Gain near term stable production for the SDA plant (Magellan owned flotation facility, located in San Dieguito de Ariba, Nayarit, Mexico) • Continue to acquire and develop properties that will add profitable production through processing ore in the SDA plant • Continue to review and select properties that will yield potential metal production from mining operations VISION & STRATEGY

GENERAL LOCATION MAP

MAGELLAN
GOLD CORPORATION


DENVER
SAN FRANCISCO
ACQUIRED
SILVER DISTRICT Ag,Pb,Zn
LOS ANGELES
YUMA
DRILLED RESOURCE
Ag,Au
MAZATLAN
ACQUIRED
SDA PLANT
DRILLED RESOURCE
Au,AG
ACQUIRED
ELDORADO Au,AG
PROSPECT
Ag,Pb,Zn
PROSPECT
Cu,Pb,Zn,Au,Ag
MEXICO CITY

MAGELLAN CONTROLLED

CURRENTLY UNDER REVIEW

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SDA MILL: DESCRIPTION □ Two product differential flotation plant – fully operational and permitted □ Small batch leach circuit for processing high grade oxide ores □ 10 Years of operating history processing internally mined ore and toll processing third party ores □ Processing capacity of 100 to 150 tonnes per day, depending on the required grind □ Plant laboratory capable of processing 50 samples per day □ The plant and laboratory is sufficiently staffed for a 24 - hours per day, seven - days per week operation 6 OTCQB: MAGE WWW.MAGELLANGOLDCORP.COM

SDA MILL: STRATEGY □ Acquire a steady source of feed for the SDA plant; mined ore and area toll milling opportunities □ Use the proceeds from the plant operation to acquire other properties near the SDA plant that show a reasonable chance of near term production □ Add a continuous CN circuit to the SDA plant to enable the processing of oxide ores that exist in the SDA/Nayarit plant area □ Make lab service available to the local artisanal miners which should build a working relationship with the miners, and Magellan will get an insight to the ore grades that they are investigating. 7 OTCQB: MAGE WWW.MAGELLANGOLDCORP.COM

EL DORADO: AU-AG MINING CONCESSION

MAGELLAN
GOLD CORPORATION

- Signed agreements to acquire 50-hectare El Dorado mining concession, and the Minetas Ejido for land usage.
- The project is located 50 km south of SDA Mill.
- Historical production of high grade Au-Ag ore from epithermal veins at El Hundido and El Dorado mines. Past metallurgical results indicate the ore is amenable to floatation yielding a bulk concentrate.
- Drilling 2010-201 along strike from the old mines identified new resources with reasonable grades and widths for underground mining.
- Initial mine planning indicates that the mine could supply 100-percent of the daily feed required by the SDA plant.
- The initial mine re-opening operation could be started in 4Q2019.
- The El Dorado vein system extends over 3-kilometers along strike and offers additional exploration upside. Targets include high grade veins minable underground and lower grade bulk-minable stockwork zones.

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EL DORADO: MINERALIZATION, GEOGRAPHY, LOCATION 9 OTCQB: MAGE WWW.MAGELLANGOLDCORP.COM

EL DORADO: LONG SECTION SHOWING DRILL RESULTS OTCQB: MAGE 10 WWW.MAGELLANGOLDCORP.COM

EL DORADO: RESOURCE

MAGELLAN
GOLD CORPORATION

- 28 holes totalling 4,950 meters drilled in 2010-201 by TSX.V company.
- Drilling intersected multiple steeply-dipping mineralized zones extending from near-surface to a drilled depth of 150 meters.
- The resource, non 43-101 compliant, was developed using the following criteria:
    - Core inspection, core photos, and drill sections were used to verify the continuity displayed in the long section
    - Widths and grades capped to the 92.5-percentile
    - 25-Meter maximum radius for polygonal development
- The following resource description is non 43-101 compliant:
    - In-Situ Ore Blocks: 109,000-tonnes at 5.5-gpt Au, 133.0-gpt Ag
    - Minimum mining width is 2.4-meters
    - In-stope dilution: **1** 7,500-tonnes at 4.9-gpt Au, **1** 8.0-gpt Ag
    - Mineable resource using all blocks (including ore losses): **1** 1,000-tonnes 4.7-gpt Au, **1** 2.4-gpt Ag
    - Stoping will be accomplished using the Archibald Cut and Fill method
    - Economic mineable resource using current criteria: 52,000-tonnes, 6.0-gpt Au, 132.9-gpt Ag

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EL DORADO: PLANNED WORK GENERAL PLAN: Re - open the El Hundido underground workings to confirm the results of the 2010 - 20 1 exploration program. In - situ ore that is accessed during the reopening will be mined and transported to the SDA plant for processing. Satisfactory results from the re - opening will result in continued exploration west along strike. □ Finalize the planning and analysis for the operation of reopening the mine. □ Pursue acquiring other concessions in the area. □ Start the permitting process for the El Dorado mine area (Semarnat, Explosives, Conagua). Permitting will take approximately one - year for a mine this size. □ Develop surface, infrastructure and underground plans. □ Locate and negotiate for the small fleet of mining equipment required, including the equipment required for ventilation, power, compressed air and mine drainage. □ Contact exploration companies to determine availability and cost of continued drilling west along strike. OTCQB: MAGE 12 WWW.MAGELLANGOLDCORP.COM

SILVER DISTRICT: HISTORY and LOCATION □ The Silver District was discovered in 1862. Historic recorded production during 1883 - 1893 was 1.56 million ounces silver and 2.3 million pounds lead. This production came mainly from underground operations at the Red Cloud and Clip mines. □ From 1973 - 1992, New Jersey Zinc Company and Orbex Minerals Ltd and its successor companies drilled 465 shallow holes for an aggregate length of 62,866 feet, conducted metallurgical test work and carried out scoping studies. In 1991, silver resources were estimated as 3,560,2 1 tons grading 4.46 opt silver (15,883,500 ounces contained silver). Ƒ In 2014, Magellan drilled 3 holes, one of which was designed to confirm results of historic drilling. Magellan core hole PA - 1 at the Papago deposit intersected 90 ft grading 6 . 05 opt silver . which compares favorably to the historic RC hole result of 90 feet grading 5 . 78 - opt silver . OTCQB: MAGE 13 WWW.MAGELLANGOLDCORP.COM

SILVER DISTRICT: VEINS BLACK ROCK VEIN AND WORKINGS PACIFIC VEIN OUTCROP DRILLING 2014 PAPAGO OTCQB: MAGE 14 WWW.MAGELLANGOLDCORP.COM DRILLING 2014 RED CLOUD

CAPITAL STRUCT (POST 1:50 REVERSE SPLIT IN JAN 2019) Trading symbol : Trading range (52 weeks) : Market capitalization ($2.00) : Shares issued & outstanding : Shares fully diluted : Warrants : OTCQB: MAGE 15 WWW.MAGELLANGOLDCORP.COM Stock Options Convertible Note Shares : Largest shareholder (individual): Management : MAGE (OTCQB) $0.80 to $3.80 $7.1 million 3.60 million 4.53 million 300k, $1.00, expiration July 31, 2019 300k, $3.00, expiration August 2019 72k, $2.00, expiration 2027 325k, $1.00 & $1.25, convertible in 2019 40.5% 21.5% MAGELLAN GOLD CORPORATION

INVESTMENT SUMMARY □ Magellan is an exploration and development company focused on precious metal production. □ Magellan’s management team has extensive experience in developing and advancing mineral assets to production. □ The SDA Mill and El Dorado mining operation will transform Magellan into a production company. Mine Development in 4Q2019 with possible production in first half of 2020. □ Our strategy is to build production through acquisition of near production sources of high - grade gold and silver ore that can be processed with the SDA Plant. El Dorado is the initial acquisition that appears to fit our strategy. Other attractive properties have recently been identified and are under current review. □ Magellan has been “under the radar” and has a small float and small market capitalization. 1:50 reverse split (Jan 7, 2019) has been positively received. OTCQB: MAGE 16 WWW.MAGELLANGOLDCORP.COM

EXPERIENCED MANAGEMENT OTCQB: MAGE 17 WWW.MAGELLANGOLDCORP.COM David Drips, President, CEO and Director A graduate of Colorado School of Mines, BS Mining Engineering, with over 45 years of experience in the mining and contracting industries . Mr . Drips has experience with the operation of underground and surface mines, gassy and non - gassy mines, flotation, SX/EW and hydro - metallurgical plants . David has worked at projects in ten foreign countries, managing the business units, and dealing with foreign labor unions in some cases. Mr. Drips has worked with Hecla, Pan American Silver, Endeavour Silver, Breakwater Resources, and Golden Minerals. Frank Pastorino, COO Mr. Pastorino has an MBA from the University of Louisville. Frank has been involved with the mining industry for over fifteen years, working at projects in four foreign countries . Mr . Pastorino has experience with surface mining operations, floatation plants and all facets of the required business units . His experience includes the financing and marketing associated with start - up projects . Frank has worked with Kapan Ore Mining and processing, Global Gold Mining LLC, and MBMI Resources . Joaquin Rodriguez, Consulting Geologist Mr . Rodriguez graduated from Universidad Autónoma de Chihuahua, Chihuahua in 1987 with a degree in Geology . Joaquin has worked in the mining industry for 32 - years, holding the positions of mine geologist, exploration geologist, mine manager, and mining consultant . Joaquin has been responsible for large scale exploration programs, production geology programs, and mine planning and management . Mr . Rodriguez has worked with Chihuahua Bureau of Mines, Minera Glamis, Minera Williams, and Golden Minerals .

EXPERIENCED MANAGEMENT OTCQB: MAGE 18 WWW.MAGELLANGOLDCORP.COM Michael Martinez, CFO, Secretary and Treasurer Michael P . Martinez, CPA, was appointed CFO, Secretary and Treasurer in September 2017 . He brings 25 years of financial management and accounting experience with private and public companies . Currently Mr . Martinez is CFO of GandyDancer, LLC, a company that operates in heavy construction . Previously he worked as a senior financial manager with Ernest Healthcare, served as CFO of Santa Fe Gold Corporation, and was employed as a financial officer for an aerospace manufacturer . Early in his career, Mr . Martinez served as a staff accountant for KPMG Peat Marwick . Mr . Martinez graduated Cum Laude from the University of Arizona with a B . S . in Business Administration . He is a certified public accountant and a member of the New Mexico Society of CPAs . John Power, Director John C . Power, co - founder and director of the Company, has served in senior capacities since the Company’s inception in 2010 . Mr . Power has 30 years experience in managing public and private companies across diverse industries including mining, oil and gas, real estate, broadcasting and a closed - end mutual fund . Mr Power also is president and a director of Athena Silver Corporation (OTCBB : AHNR) and serves as co - manager of Silver Saddle Resources, LLC . , a private exploration company . Mr . Power attended Occidental College and the University of California at Davis .

W WW . M A GE LL A N G O L D C O R P . C O M O T C Q B : M A G E 19 www.magellangoldcorp.com David E Drips, President & CEO dedrips@msn.com